UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 24, 2006, Zila, Inc. (the “Company”), certain of its domestic subsidiaries (together with the Company, the “Borrowers”) and Black Diamond Commercial Finance, L.L.C. (“BDCF”), the initial lender and administrative agent, entered into a $40 million credit facility (the “Credit Agreement”). The Credit Agreement was amended on June 6, 2006, August 4, 2006 and August 18, 2006. On August 31, 2006 the Borrowers entered into a Fourth Amendment to Credit Agreement and Waiver (the “Fourth Amendment”). Among other things, the Fourth Amendment: (i) modified the date on which the Borrowers must furnish to BDCF certain of their unaudited consolidated financial information; (ii) reduced the minimum unrestricted balance of cash and Cash Equivalents (as defined in the Credit Agreement) required to be held by Borrowers at the end of each week; and (iii) waived the requirement to comply with the minimum LTM EBITDA (as defined in the Credit Agreement) with respect to the Borrowers and the Nutraceuticals Business for the fiscal month ended July 31, 2006.
     This description of select terms of the Fourth Amendment set forth in this Item 1.01 is not intended to be a full summary and is qualified in its entirety by reference to the text of the Fourth Amendment, a copy of which is incorporated by reference herein as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement and Waiver dated August 31, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: September 7, 2006	By:	/s/	Gary V. Klinefelter

Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement and Waiver dated August 31, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.